EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference of our report dated April 21, 1995, except for the sixth paragraph of Note 6 which is dated as of May 5, 1995, on our audits of the consolidated financial statements and financial statement schedule of Super Rite Corporation and subsidiaries for the fifty-three week period ended March 4, 1995 into: (1) the Registration Statement on Form S-8 (333-01251) of Richfood Holdings, Inc.; (2) the Registration Statement on Form S-8 (333-01253) of Richfood Holdings, Inc.; (3) the Registration Statement on Form S-8 (33-63447) of Richfood Holdings, Inc.; (4) the Registration Statement on Form S-8 (33-55299) of Richfood Holdings, Inc.; (5) the Registration Statement on Form S-8 (33-43652) of Richfood Holdings, Inc.; (6) the Registration Statement on Form S-8 (33-41570) of Richfood Holdings, Inc.; (7) the Registration Statement on Form S-8 (33-41210) of Richfood Holdings, Inc.; and (8) the Registration Statement on Form S-8 (333- 16411) of Richfood Holdings, Inc. which report is included in this Annual Report on Form 10-K.





                                        /s/ COOPERS & LYBRAND L.L.P.

Harrisburg, Pennsylvania
July 30, 1997